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Exhibit 23.4

Consent of MarketTools Research Solutions, Inc. (DBA MetrixLab)

Match Group, Inc.
8300 Douglas Avenue
Suite 800
Dallas, TX 75225

October 30, 2015

Ladies and Gentlemen:

We, MarketTools Research Solutions, Inc. (DBA MetrixLab), hereby consent to references to our name, information, data and statements from our databases, research reports and amendments thereto, in (i) the registration statement on Form S-1 (together with any amendments thereto, the "Registration Statement") in relation to the initial public offering of The Match Group, Inc. (the "Company") filed with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (ii) any future filings of the Company and its subsidiaries and affiliates with the SEC (the "SEC Filings") and (iii) on the websites of the Company and its subsidiaries and affiliates, in institutional and retail road shows and other activities in connection with any securities offerings and other marketing and fundraising activities.

We also hereby consent to the filing of this letter as an exhibit to the Company's Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully,

/s/ DAVID ROSENBLATT
David Rosenblatt EVP MetrixLab

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  Exhibit 23.4
Consent of MarketTools Research Solutions, Inc. (DBA MetrixLab)